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                                                                    EXHIBIT 23.3

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in the previously filed Registration Statement on Form S-8 (No. 33-99432 and No. 333-32157) of Intelligent Systems Corporation of our report dated February 27, 2001 with respect to consolidated financial statements of VISaer, Inc. and Subsidiaries for the year ended December 31, 2000 included in the Form 10-K of Intelligent Systems Corporation for the year ended December 31, 2000.

                                             Moody, Famiglietti & Andronico, LLP

March 27, 2001